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                                                                         EX-20.3


               AMENDED SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING MARCH 31, 1997
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1996-A


  1.      The aggregate amount of the Investor Percentage of Collections
          of Principal Receivables........................................   $            60,108,090.94
                                                                              -------------------------

  2.      The aggregate amount of the Investor Percentage of Collections
          of Finance Charge Receivables (excluding Interchange)...........   $             7,434,985.09
                                                                              -------------------------

  3.      The aggregate amount of the Investor Percentage of Interchange..   $               651,675.95
                                                                              -------------------------

  4.      The aggregate amount of Servicer Interchange....................   $               416,666.67
                                                                              -------------------------

  5.      The aggregate amount of funds on deposit in Finance Charge
          Account allocable to the Series 1996-A   Certificates...........   $             7,669,994.37
                                                                              -------------------------

  6.      The aggregate amount of funds on deposit in the Principal
          Account allocable to the Series 1996-A  Certificates............   $            60,108,090.94
                                                                              -------------------------

  7.      The aggregate amount of funds on deposit in the Principal
          Funding Account allocable to the Series 1996-A Certificates.....   $                     0.00
                                                                              -------------------------

  8.      The aggregate amount to be withdrawn from the Finance Charge
          Account and paid in accordance with the Loan Agreement
          pursuant to Section 4.11........................................   $                     0.00
                                                                              -------------------------

  9.      The excess, if any, of the Required Collateral Interest over
          the Collateral Interest.........................................   $                     0.00
                                                                              -------------------------

 10.      The Collateral Interest on the Transfer Date of the current calendar month, after giving effect to the deposits and
          withdrawals specified above, is equal to........................   $            40,000,000.00
                                                                              -------------------------

 11.      The amount of Monthly Interest, Deficiency Amounts and
          Additional Interest payable to the
          (i)      Class A Certificateholders.............................   $             1,917,307.81
                                                                              -------------------------



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
          (ii)     Class B Certificateholders.............................   $              149,949.13
                                                                              ------------------------

          (iii)    Collateral Interest Holder.............................   $              188,097.22
                                                                              ------------------------

12.       The amount of principal payable to the
         (i)      Class A Certificateholders.............................    $                    0.00
                                                                             -------------------------

         (ii)     Class B Certificateholders.............................    $                    0.00
                                                                             -------------------------

         (iii)    Collateral Interest Holder.............................    $                    0.00
                                                                             -------------------------

13.      The sum of all amounts payable to the
         (i)      Class A Certificateholders.............................    $            1,917,307.81
                                                                             -------------------------

         (ii)     Class B Certificateholders ............................    $              149,949.13
                                                                             -------------------------

         (iii)    Collateral Interest Holder............................     $              188,097.22
                                                                             -------------------------

14.      To the knowledge of the undersigned, no Series
         1996-A Pay Out Event or Trust Pay Out Event has occurred except as described below:

                  None







        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 28th of MAY, 1997.


                                   BANK OF AMERICA NATIONAL
                                   ASSOCIATION
                                   TRANSFEROR AND SERVICER


                                By:  /s/ MARGARET A. SPRUDE
                                     ----------------------
                                     Name: Margaret A. Sprude
                                     Title:   SVP & Chief Financial Officer



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